CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Valued Advisers Trust. Such references appear in the LS Opportunity Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

March 12, 2010